United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on May 15, 2006. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of March 31, 2006, and was previously included in the Company's first quarter Form 10-Q report filed on May 5, 2006.

Message from the President, CEO and Chairman of the Board

Kansas City Life Insurance Company recorded net income of $7.2 million or $0.60 per share in the first quarter of 2006, a 10% decline compared with $8.0 million or $0.67 per share in 2005. The decline was primarily attributable to a change in realized investment gains and losses of $1.6 million. In spite of the change in earnings, the first quarter produced several positive results, including increased new individual life insurance premiums of 13% and new universal life deposits of 10%. In addition, total benefits and expenses declined 2% in the comparison of first quarter 2006 to the prior year.

Life insurance sales results in the first quarter were positive, reflecting strong growth in the individual life products. In addition to the increase in new premiums on individual life products and new universal life deposits, new variable universal life deposits increased 17% in the first quarter and new group accident and health premiums increased 15%. However, total premiums declined 6% primarily due to lower sales of new immediate annuity premiums. In addition, new deposits on fixed deferred annuities and new variable annuities declined as a result of changes in the financial markets and the Company’s continued focus on generating a balance of life insurance and annuity business.

Net investment income increased slightly, as investment yields improved in the first quarter of 2006 versus the first quarter of 2005. However, total investment revenues declined 3%, primarily due to a $0.3 million realized investment loss in the first quarter 2006 compared with a $1.3 million realized investment gain in 2005.

Policyholder benefits and interest credited to policyholder account balances decreased $2.9 million for the first quarter. This decline was primarily the result of lower interest crediting costs and reduced reserves for future policy benefits.

The Company’s commitment to growing its core life insurance business resulted in a positive start in 2006. The success in new life insurance sales has been the result of improved production from the Company’s traditionally strong agencies, the successful contributions of new agencies, continued improvements to competitive products and the ongoing commitment of the Company’s associates to provide outstanding service to agents and policyholders. Through continued attention to quality and efficient delivery in all aspects of its business, the Company will continue to pursue its vision of providing Security Assured.

Additionally, the Kansas City Life Board of Directors approved a quarterly dividend of $0.27 per share to be paid May 16, 2006, to shareholders of record as of May 11, 2006.

Consolidated
Balance Sheets
(Thousands)
	March 31	December 31
	2006	2005
	(Unaudited)
Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,769,411	$2,865,476
Equity securities available
for sale, at fair value	53,800	52,775
Mortgage loans	471,265	458,668
Short-term investments	13,122	46,383
Other investments	224,657	185,137

Total investments	3,532,255	3,608,439

Cash	8,255	10,985
Deferred acquisition costs	225,800	226,963
Value of business acquired	88,734	89,505
Other assets	262,566	254,620
Separate account assets	382,124	367,860
Total assets	$4,499,734	$4,558,372

Liabilities
Future policy benefits	$858,249	$860,284
Policyholder account balances	2,250,829	2,278,418
Notes payable	25,368	27,282
Income taxes	23,727	40,155
Other liabilities	305,307	304,154
Separate account liabilities	382,124	367,860

Total liabilities	3,845,604	3,878,153

Stockholders’ equity
Common stock	23,121	23,121
Additional paid in capital	25,214	25,063
Retained earnings	760,782	756,807
Accumulated other
comprehensive loss	(37,063)	(8,406)
Less treasury stock	(117,924)	(116,366)

Total stockholders’ equity	654,130	680,219

Total liabilities and equity	$4,499,734	$4,558,372

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Income (Unaudited)
(Thousands, except share data)
	Quarter ended
	March 31
	2006	2005
Revenues
Insurance revenues:
Premiums	$43,764	$46,425
Contract charges	29,333	28,762
Reinsurance ceded	(13,145)	(13,609)
Total insurance revenues	59,952	61,578
Investment revenues:
Net investment income	48,913	48,790
Realized investment gains (losses)	(265)	1,335
Other revenues	2,528	2,567
Total revenues	111,128	114,270

Benefits and expenses
Policyholder benefits	44,416	45,724
Interest credited to policyholder account balances	21,626	23,210
Amortization of deferred acquisition costs
and value of business acquired	11,449	11,334
Operating expenses	23,688	23,109
Total benefits and expenses	101,179	103,377

Income before income tax expense	9,949	10,893

Income tax expense	2,760	2,933

Net income	$7,189	$7,960

Per common share:
Net income, basic and diluted	$0.60	$0.67

Cash dividends	$0.27	$0.27

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Cash Flows (Unaudited)
(Thousands)
	Quarter ended
	March 31
	2006	2005

Operating activities
Net cash provided (used)	$(1,021)	$9,386

Investing activities
Purchases of investments:
Fixed maturity securities	(76,011)	(164,111)
Equity securities	(1,749)	(690)
Mortgage loans	(20,545)	(37,467)
Other investment assets	(42,858)	(1,932)
Sales of investments:
Fixed maturity securities	36,797	38,656
Equity securities	161	701
Other investment assets	36,195	55,275
Maturities and principal paydowns
of other investments	86,951	119,834
Net additions to property and
equipment	(113)	(292)
Net cash provided	18,828	9,974

Financing activities
Proceeds from borrowings	12,681	22,263
Repayment of borrowings	(14,595)	(42,204)
Deposits on policyholder account
balances	52,147	63,815
Withdrawals from policyholder
account balances	(67,785)	(55,667)
Net transfers from (to)
separate accounts	5,687	(1,362)
Change in other deposits	(4,052)	1,805
Cash dividends to stockholders	(3,213)	(3,221)
Net acquisition of treasury stock	(1,407)	(1,197)
Net cash used	(20,537)	(15,768)

Increase (decrease) in cash	(2,730)	3,592
Cash at beginning of year	10,985	4,147

Cash at end of period	$8,255	$7,739

See accompanying Notes to Consolidated Financial Statements.

Notes

•	Comprehensive loss was ($21,469) and ($14,503)
for 2006 and 2005, respectively. This varies from net
income largely due to unrealized gains or losses on
investments.

•	Income per common share was based upon the
weighted average number of shares outstanding
during the quarter, 11,908,863 shares (2005 – 11,928,929 shares).

•	These financial statements are unaudited but, in
management's opinion, include all adjustments necessary
for a fair presentation of the results.

•	Certain amounts in prior years have been reclassified
to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By:/s/William A. Schalekamp

William A. Schalekamp,

Senior Vice President,

General Counsel & Secretary

May 15, 2006

(Date)